UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 12, 2006

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

333-88242

34-1959351

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                              OTHER EVENTS

                On May 12, 2006, Jacobs Entertainment, Inc. issued a press release announcing that it had launched a cash tender offer and consent solicitation with respect to its outstanding $148 million in aggregate principal amount of 11 7/8% Senior Secured Notes due 2009.  Information concerning the tender, the tender price, the consent tender deadline and the tender offer deadline are mentioned in the press release.  The tender offer and consent solicitation is being made by Jacobs Entertainment, Inc. only pursuant to an Offer to Purchaser and Consent Solicitation dated May 12, 2006 and the related Letter of Transmittal.

                Information concerning D.F. King & Co., Inc., the Information Agent for the tender offer and consent, is also mentioned in the press release.

ITEM 9.01                              FINANCIAL STATEMENTS AND EXHIBITS

                Filed herewith is the following:

Exhibit No.	Description

99.1	Jacobs Entertainment, Inc. press release dated May 12, 2006.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: May 15, 2006	By:	/s/ Stephen R. Roark

Stephen R. Roark

Chief Financial Officer